CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 6, 2004, relating to the consolidated financial statements of PTS, Inc. which appears in PTS, Inc. Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission on April 30, 2003.





                                       /s/ Weinberg & Company, PA..
                                       -----------------------------
                                       Weinberg & Company, P.A
                                       Certified Public Accountants

Boca Raton, Florida
May 19, 2004